Exhibit 99.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (“Agreement”) is hereby entered into by and between Jose Carmona (“you”) and Innocoll, Inc. (the “Company”).  The purpose of this Agreement is to acknowledge and set forth the terms of our agreement with regard to the separation of your employment with the Company.  As this is a legal document, you are advised to consult with an attorney before signing it.

1.          Separation Date.  This confirms the termination of your employment with the Company, effective on May 12, 2017 (the “Separation Date”).  You have been or will be paid your regular base salary, plus any accrued but unused vacation days, and all benefits you are currently receiving or entitled to through the Separation Date.  Your last day of work will be the Separation Date.  You agree to work cooperatively with the Company to transition your job duties in an orderly manner.  You acknowledge and agree that after the Separation Date, you shall not represent yourself as being an officer, employee, agent, or representative of the Company for any purpose.  In addition, by execution of this Agreement, as of the Separation Date, you hereby resign from all positions with the Company.

2.          Commitments of the Company.

(a)          Deal Bonus.  In exchange for your agreeing to and complying with the terms of this Agreement, including the Supplemental General Release attached hereto as Exhibit A (which must be signed and returned to the Company within twenty-one (21) days after the Separation Date), the Company hereby agrees that if (i) the Company undergoes a “Change of Control” event (as defined in your Amended and Restated Executive Employment Agreement dated July 29, 2015 (the “Employment Agreement”)) on or prior to October 31, 2017 and (ii) you comply with the cooperation provisions set forth in Paragraph 3(e) of this Agreement, the Company will pay you a deal bonus in the amount of $284,200, less lawful deductions and withholdings (the “Deal Bonus”).  If earned, the Deal Bonus shall be paid in a lump sum within fifteen (15) days of the closing of a Change of Control event.

(b)          Conditions for Receipt of Deal Bonus.  Notwithstanding the foregoing, no payments shall be made pursuant to Paragraph 2(a) of this Agreement unless you sign this Agreement and the Supplemental General Release and you do not revoke your acceptance of this Agreement and Supplemental General Release within the time frames set forth in Paragraph 10 and Exhibit A hereto.

(c)          Company Equity.  As of the date hereof, you have been granted 233,000 Restricted Stock Units pursuant to the Company’s 2016 Omnibus Incentive Compensation Plan (the “RSUs”).  The terms of the RSUs are explicitly amended by this Agreement to provide that the RSUs will remain outstanding after the Separation Date until October 31, 2017 or such earlier date as the RSUs are terminated in connection the anticipated Change of Control.  Except as specifically set forth herein, you hereby relinquish and surrender to the Company any and all rights to any stock options or equity interests you may have in the Company, other than the RSUs.

(d)          No Other Payments, Remuneration, or Benefits.  You agree that you are not entitled to any payments, remuneration, or benefits with respect to your employment with the Company other than those that are specifically set forth in Paragraph 2.

3.          Your Commitments.

(a)          General Release.  In exchange for the payments and benefits provided pursuant to this Agreement, you forever waive and release the Company and its directors, officers, members, managers, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of the Company or in their individual capacities, from all known or unknown claims, demands, causes of action, fees, and liabilities of any kind whatsoever relating to or arising out of your employment or the terms and conditions of such employment, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or other matter up to and including the date on which you sign this Agreement, including but not limited to all claims for violation of any federal, state, or local statute, ordinance, executive order, regulation, or common law, including but not limited to any claim under the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Equal Pay Act, the Fair Credit Reporting Act, the Family and Medical Leave Act (“FMLA”), the Older Workers Benefit Protection Act (“OWBPA”), the Rehabilitation Act, the Sarbanes Oxley Act of 2002, Title VII of the Civil Rights Act of 1964, the Workers Adjustment and Retraining Notification Act (“WARN”), the Pennsylvania Equal Pay Act, the Pennsylvania Human Relations Act, the Virginia Equal Pay Act, the Virginia Human Rights Act, the Virginians with Disabilities Act, the Virginia Occupational Safety and Health Law, and the Virginia Wage Payment and Hours Laws.

(b)          Covenant Not to Sue.  You agree that you will not file or maintain any lawsuit (or otherwise seek or accept any compensation, benefit, or other remedy of any kind in any non-judicial forum or in any court) arising out of or related to any of the claims released in Paragraph 3(a).

(c)          No Disparagement or Adverse Action.  You agree that you will not (i) make any disparaging or derogatory statements, whether oral or written, regarding the Company or its directors, officers, employees, or agents; (ii) take any action adverse to the Company, or any of their respective officers, directors, employees, agents, shareholders, or donors; (iii) make any statement or take any action which could encourage any employee or consultant of the Company to terminate his or her employment or engagement with the Company or encourage the employment or engagement of any Company employee or consultant by any other entity; or (iv) make any statement or take any action which could encourage any customer, supplier, or contractor of the Company or any person or entity which has referred business to the Company to discontinue, in whole or in part, such relations or business with or referral to the Company or discourage future relations, business, or referrals.  The Company agrees that it will not make any disparaging or derogatory statements to third parties, whether oral or written, regarding you.

(d)          Return of Company Property.  Unless otherwise agreed to between you and the Company, on or prior to the Separation Date, you agree to promptly return to the Company any laptop, desktop computer equipment, monitors, printers, wifi devices, credit cards, and other property that the Company issued to you or otherwise paid for, to promptly turn over and provide any and all passwords as needed by the Company, and to promptly turn over to the Company all of the existing Company equipment, documents, files, electronic files, and data that you have in your possession or subject to your control.

(e)          Cooperation.  Following the Separation Date and continuing through the earlier of (i) October 31, 2017 and (ii) the date that the Company consummates a Change of Control, you agree to provide reasonable assistance on an as needed basis (approximately 10 hours per week) to the Company in connection with (x) any Change of Control event and (y) the filing of the Company’s quarterly report with the Securities Exchange Commission on Form 10-Q.  Furthermore, you agree that you will reasonably cooperate with the Company and its counsel in connection with any matter on which your cooperation may reasonably be requested, including any investigation, administrative proceeding, or litigation relating to any matter that occurred during your employment with the Company in which you were involved or of which you had knowledge.  The Company’s request for your “reasonable cooperation” shall take into consideration your personal and business commitments and the amount of notice provided to you.  You agree that, in the event that you are subpoenaed by any person or entity (including but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to your employment with the Company, you will (unless prohibited by law) give prompt notice of such request to the Chief Executive Officer of the Company and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting party or entity to such disclosure.  You further agree that, in the event that you are contacted by any person or entity regarding information concerning the Company, you will give prompt notice of such request to the Chief Executive Officer of the Company, and will make no disclosure until the Company has had a reasonable opportunity to respond to your notification.

(f)          Retained Rights.  Nothing in this Agreement including, without limitation, the provisions of Section 3(a) and 3(b), shall constitute a release of (i) any claims, demands or causes of action you may have under Section 2(a) of this Agreement with respect to the Deal Bonus or Section 2(c) of this Agreement or the Company’s 2016 Omnibus Incentive Compensation Plan with respect to the RSUs, or (ii) claims, demands or causes of action you may have for indemnification from the Company against claims by third parties by virtue of your role as an officer of the Company.

4.          Confidentiality of this Agreement.  You understand and agree that the existence, terms, and conditions of this Agreement shall be deemed to be fully confidential and you agree not to disclose these terms to any other person or entity, except as may be required by law (including pursuant to any governmental investigation), and to your accountants, attorneys and/or spouse/significant other, provided that each agrees to abide by the confidentiality provisions of this Agreement.

5.          Confidential Information and Assignment Agreement.  You acknowledge and agree that you have complied and will continue to comply with Sections 4, 5.1, 5.2, 5.3, 5.4, 7.1, 7.2, 7.3, and 8 of your Employment Agreement.

6.          Compliance with Section 409A of the Code.  This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations and Treasury guidance promulgated thereunder.  If it is determined in good faith that any provision of this Agreement would cause you to incur an additional tax, penalty, or interest under Section 409A of the Code, then the Company and you shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code or causing the imposition of such additional tax, penalty, or interest under Section 409A of the Code.  As used in this Agreement, the terms “termination of employment,” “separation,” and words of similar import mean, for purposes of any payment under this Agreement that are payments of deferred compensation subject to Section 409A of the Code, your “separation from service” as defined in Section 409A of the Code.  Each payment pursuant to Paragraphs 2(a) or (b) of this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code.

7.          Taxes.  Subject to Paragraph 6 above, you shall be liable for and shall pay all federal, state, and local income or other similar taxes, and all related interest, penalties, or other liabilities and costs, that may be due in connection with the payments and benefits to be made to you hereunder.  The Company shall have the right to withhold from any such payments all amounts necessary to satisfy its withholding obligations with respect thereto.  You acknowledge that the Company has not made representations or warranties of any kind regarding the tax consequence, if any, of any payments or benefits described herein.

8.          Counterparts.  This Agreement may be executed in counterparts, each of which together constitute one and the same instrument.

9.          Non-Admission/Changes/Governing Law.  The making of this Agreement is not intended, and shall not be construed, as an admission that either party hereto has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract (express or implied) or committed any wrong whatsoever against you.  This Agreement represents the complete understanding between you and the Company and no other promises or agreements shall be binding unless in writing and signed by you and the Company.  This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of law.  This Agreement is binding upon, and shall inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

10.          Attorneys’ Fees and Costs.  If the Company breaches its obligations to you under this Agreement, the Company will be responsible for payment of all reasonable attorneys’ fees and costs that you incur in connection with your enforcement of the terms of this Agreement.  If you breach your obligations to the Company under this Agreement, you will be responsible for payment of all reasonable attorneys’ fees and costs that the Company incurs in connection with its enforcement of the terms of this Agreement.

11.          Meaning of Signing This Agreement.  By signing this Agreement, you expressly acknowledge and agree that (a) you have carefully read this Agreement and fully understand what it means; (b) you have been advised in writing to discuss this Agreement with an attorney before signing it; (c) you have been given at least twenty-one (21) days to consider this Agreement; (d) you have seven (7) days to revoke this Agreement after signing it by providing written notice of such revocation to the Company; and (e) you have entered into this Agreement knowingly and voluntarily and were not subjected to any undue influence or duress.

12.          Effective Date.  This Agreement shall become effective on the eighth (8th) day after you sign this Agreement (the “Effective Date”).

13.          Return of Signed Agreement. You may accept this Agreement by signing the Agreement and returning it to Innocoll, Inc., attn: Chief Executive Officer, 3813 West Chester Pike, Newtown Square, Pennsylvania 19073, within twenty-one (21) days after you receive it.  In the event you do not accept this Agreement as set forth above, this Agreement, including but not limited to the obligation of the Company to provide the payment and other benefits and things of value provided in Paragraph 2 above, shall be deemed automatically null and void.

If you are agreeable to the foregoing, please indicate your acceptance by signing and dating below.

Accepted and Agreed to:

By:	/s/ Jose Carmona	May 2, 2017
	Jose Carmona	Date

Innocoll, Inc.:

By:	/s/ Anthony Zook	May 2, 2017
Name:	Anthony Zook	Date
Title:	CEO

EXHIBIT A

Supplemental General Release to the Confidential Separation and General Release Agreement between Innocoll, Inc. and Jose Carmona

General Release.

(a)  Jose Carmona (the “Employee”), with the intention of binding himself, his agents, attorneys, heirs, spouse, executors, administrators and assigns, does hereby irrevocably and unconditionally release, acquit, remise and forever discharge Innocoll, Inc. (the “Company”), its subsidiaries, parents, and other direct or indirect affiliates, as well as their respective stockholders, partners, heirs, executors, administrators, agents, employees, officers, directors, successors, insurers, assigns and attorneys (collectively, the “Releasees”), of and from any and all manner of actions, cause or causes of action, suits, debts, sums of money, costs, interests, attorneys’ fees, liabilities, contracts, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, charges, claims, counterclaims and demands, whatsoever, in law or in equity or otherwise, that Employee now has or may have, whether mature, direct, derivative, subrogated, personal, assigned, both known and unknown, foreseen or unforeseen, contingent or actual, liquidated or unliquidated, arising from the beginning of the world until the date that Employee signs this Supplemental Release, including, but not limited to, any claims arising in any way out of Employee’s employment with the Company or the termination of Employee’s employment with the Company.  Employee hereby expressly waives the benefits of any statute, regulation, ordinance or rule of law which, if applied to this Supplemental Release, would otherwise exclude from its binding effect any claims not now known by Employee to exist.  Nothing in the foregoing release shall constitute a release of any actions, causes of action, claims, or demands of Employee that may arise under Section 2(a) or 2(c) of the Separation Agreement or the Company’s 2016 Omnibus Incentive Compensation Plan or claims that the Employee may have for indemnification by the Company against claims by third parties by virtue of his role as an officer of the Company.  The foregoing release of claims by Employee includes, but is not limited to, any and all claims for legal or equitable remedies, damages, attorneys’ fees, or costs under, without limitation, United States Constitution; the Immigration and Nationality Act, 8 U.S.C. § 1101 et seq.; Sections 1981 through 1988 of Title 42 of the United States Code, 42 U.S.C. §§ 1981-1988; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; the Older Worker Benefit Protection Act, 29 U.S.C. § 621, et seq.; the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq.; the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq.; the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. § 1161 et seq.; the Fair Credit Reporting Act, 15  U.S.C. § 1681 et seq.; the Family and Medical Leave Act; the Pennsylvania Equal Pay Act, the Pennsylvania Human Relations Act, the Virginia Equal Pay Act, the Virginia Human Rights Act, the Virginians with Disabilities Act, the Virginia Occupational Safety and Health Law, and the Virginia Wage Payment and Hours Laws; and/or any other federal, state, city, local or other human rights, civil rights, wage-hour, wage-payment, immigration, pension, employee benefits, labor, employment or other laws, rules, regulations, codes, guidelines, constitutions, ordinances, public policies, contracts (whether oral or written, express or implied) or tort laws; any claim arising under the health, welfare and/or employee benefit plans or programs of any Company Releasees; any claims arising under any policy, procedure or practice of any Company Releasees; any claims for emotional distress, pain and suffering or mental anguish; any claims for any costs, fees or other expenses, including but not limited to any claims for attorney’s fees and/or costs; any claims arising under the common law and/or the “Employment Agreement.

(b)  Employee represents and warrants that he has not filed any lawsuits or arbitrations against the Company or any of the Releasees, or filed or caused to be filed, any charges or complaints against the Company or any of the Releasees, with any municipal, state, or federal agency charged with the enforcement of any law. Pursuant to and as a part of Employee’s release and discharge of the Releasees, as set forth herein, Employee agrees, not inconsistent with applicable law, not to sue or file a charge, complaint, grievance, or demand for arbitration against the Employer or any of the Releasees in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation, or other proceeding of any kind that relates to any matter that involves the Company or any of the Releasees and that occurred up to and including the date of execution of this Supplemental Release, unless required to do so by court order, subpoena, or other directive by a court, administrative agency, arbitration panel, or legislative body, or unless required to enforce this Supplemental Release. To the extent any such action may be brought by a third party, Employee expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action.

(c)  By signing this Supplemental Release, Employee expressly acknowledges and agrees that (a) he has carefully read this Supplemental Release and fully understands what it means; (b) he has been advised in writing to discuss this Supplemental Release with an attorney before signing it; (c) he has been given at least twenty-one (21) days to consider this Supplemental Release; (d) he shall have seven (7) days to revoke this Supplemental Release after signing it by providing written notice of such revocation to the Company; and (e) he has entered into this Supplemental Release knowingly and voluntarily and was not subjected to any undue influence or duress.

Dated: _______________, 2017
Jose Carmona